As filed with the Securities and Exchange Commission on October 12, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             AIR METHODS CORPORATION
             (Exact name of registrant as specified in its charter)

                              --------------------

            Delaware                                        84-0915893
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                     Identification Number)

                                7301 SOUTH PEORIA
                            ENGLEWOOD, COLORADO 80112
                                 (720) 932-7800

                    (Address of principal executive offices)

                          2005 EQUITY COMPENSATION PLAN

                              --------------------

                                  AARON D. TODD
                             CHIEF EXECUTIVE OFFICER
                             AIR METHODS CORPORATION
                                7301 SOUTH PEORIA
                            ENGLEWOOD, COLORADO 80112
                            TELEPHONE: (303) 792-7400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            LESTER R. WOODWARD, ESQ.
                             KRISTIN L. LENTZ, ESQ.
                            DAVIS GRAHAM & STUBBS LLP
                       1550 SEVENTEENTH STREET, SUITE 500
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                              --------------------

                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                Proposed           Proposed
                                               Amount           Maximum            Maximum
         Title of Securities                   to be         Offering Price       Aggregate           Amount of
          to be Registered                   Registered       Per Share(1)    Offering Price(1)   Registration Fee

------------------------------------------------------------------------------------------------------------------
Common Stock, (par value $.06 per share)  1,000,000 shares       $11.49          $11,490,000          $1,352.38

==================================================================================================================

(1) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's common stock on October 6, 2005, as reported on Nasdaq.

                                     PART I

     The information and written statement required by Part I is included in the documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(i) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, previously filed by Air Methods Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2004;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

     (c) The Company's Current Reports on Form 8-K filed on April 14, 2005, May 13, 2005 and August 15, 2005;

     (d) The description of the Company's Common Stock set forth in the Company's registration statement on Form 8A, filed with the Commission on May 20, 1992 (File No. 111153), and any amendment or report filed for the purpose of updating such descriptions.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such a capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article VIII of the Company's Certificate of Incorporation, as amended, provides that no director shall be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Article IX of the Air Methods Certificate of Incorporation, as amended, provides directors and officers of Air Methods shall be indemnified to the full extent permitted by Delaware law for any liability resulting from service as a director or officer of Air Methods.

     The Company maintains insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Air Methods.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.     EXHIBITS

  Exhibit No.     Description of Exhibit
  -----------     ----------------------

     4.1          2005 Equity Compensation Plan (incorporated by reference to Exhibit A to the
                  Company's Definitive Proxy Statement filed with the Commission on June 29,
                  2005)

     5.1          Opinion of Davis Graham & Stubbs LLP

    23.1          Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

    23.2          Consent of KPMG LLP

    24.1          Power of Attorney (included on signature page of this registration statement)

ITEM 9.     UNDERTAKINGS

     (a)     The undersigned registrant undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 12th day of October, 2005.

                                        AIR METHODS CORPORATION

                                        By:  /s/ Aaron D. Todd
                                           -------------------------------------
                                        Name:  Aaron D. Todd
                                        Title: Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aaron D. Todd and Trent J. Carman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature           Title                          Date
      ---------           -----                          ----

 /s/ Aaron D. Todd        President, Chief Executive     October 12, 2005
------------------------  Officer (Principal Executive
Aaron D. Todd             Officer) and Director

 /s/ Trent J. Carman      Chief Financial Officer        October 12, 2005
------------------------  (Principal Financial
Trent J. Carman           Officer)

 /s/ Sharon J. Keck       Chief Accounting Officer       October 12, 2005
------------------------  and Controller (Principal
Sharon J. Keck            Accounting Officer)

 /s/ George W. Belsey     Chairman of the Board          October 12, 2005
------------------------
George W. Belsey

 /s/ Ralph J. Bernstein   Director                       October 12, 2005
------------------------
Ralph J. Bernstein


 /s/ Samuel H. Gray       Director                       October 12, 2005
------------------------
Samuel H. Gray

 /s/ David Kikumoto       Director                       October 12, 2005
------------------------
David Kikumoto

 /s/ Lowell D. Miller     Director                       October 12, 2005
------------------------
Lowell D. Miller

 /s/ Morad Tahbaz         Director                       October 12, 2005
------------------------
Morad Tahbaz

 /s/ Paul H. Tate         Director                       October 12, 2005
------------------------
Paul H. Tate

 /s/ Carl H. McNair, Jr.  Director                       October 12, 2005
------------------------
MG Carl H. McNair, Jr.

                                       EXHIBIT INDEX


  Exhibit No.     Description of Exhibit
  -----------     ----------------------

     4.1          2005 Equity Compensation Plan (incorporated by reference to Exhibit A to the
                  Company's Definitive Proxy Statement filed with the Commission on June 29,
                  2005)

     5.1          Opinion of Davis Graham & Stubbs LLP

    23.1          Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

    23.2          Consent of KPMG LLP

    24.1          Power of Attorney (included on signature page of this registration statement)